Exhibit 10.1
FIRST AMENDMENT TO SONDER HOLDINGS INC.
2021 EQUITY INCENTIVE PLAN
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As adopted by resolution of the
Board of Directors as of October 25, 2024
and the Company’s stockholders on December 23, 2024
Effective as of December 23, 2024
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1.Sections 3.1 and 3.2 of the Sonder Holdings Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) are hereby amended and restated as follows:
3.1    Allocation of Shares to Plan. The maximum aggregate number of Shares that may be issued under the Plan is:

(a)a number equal to 9,957,029 Shares, plus

(b)any additional Shares that become available for issuance under the Plan under Section 3.2 and 3.3.

The Shares may be authorized but unissued Common Stock or Common Stock issued and then reacquired by the Company.

3.2 Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2025 Fiscal Year and ending with the 2031 Fiscal Year, in an amount equal to the lesser of:

(a)a number equal to 10,371,905 Shares,
(b)5% of the total number of Shares outstanding on the last day of the immediately preceding Fiscal Year, and

(c)a lesser number of Shares determined by the Administrator.

2.Except as hereinabove amended, the provisions of the 2021 Equity Incentive Plan shall remain in full force and effect.